CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
BRINSON MANAGED INVESTMENTS TRUST

         The undersigned, being Vice President and Secretary of Brinson Managed Investments Trust Trust, hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on February 13, 2002, and that the amendment will be effective on April 8, 2002.

         RESOLVED, that the Amended and Restated Declaration of Trust dated November 19, 1997 be, and it hereby is, amended to change the name of the Trust from Brinson Managed Investments Trust to UBS Managed Investments Trust in the following manner:

The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

		NAME

	Section 1.  This Trust shall be known as UBS Managed
Investments Trust.

	Section 2 b of Article I of the Amended and Restated
Declaration of Trust is hereby amended to read as follows:

			Section 2.

	b	The Trust refers to UBS Managed Investments Trust, and
reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

		Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

			Series of the Trust
         		UBS Strategy Fund


Dated: February 15, 2002
         				/s/ Amy R. Doberman
								Amy R. Doberman
							    Vice President and Secretary


New York, New York ss

On this 15th day of February, 2002, before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/ Evelyn De Simone
								   Notary Public



CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
BRINSON MANAGED INVESTMENTS TRUST

         The undersigned, being Vice President and Secretary of Brinson Managed Investments Trust Trust, hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Restated By-Laws of the Trust dated November 19, 1997 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002:

        RESOLVED, that the Restated By-Laws dated November 19, 1997 be, and they hereby are, amended to change the name of the Trust from Brinson Managed Investments Trust to UBS Managed Investments Trust in the following manner:

The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

	Section 1.01. Declaration of Trust: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect the Declaration of Trust, of UBS Managed Investments Trust, the Massachusetts business trust established by the Declaration of Trust the Trust.


Dated: February 15, 2002
         			By:   /s/ Amy R. Doberman
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York ss

On this 15th day of February, 2002, before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/ Evelyn De Simone
								    Notary Public